EXHIBIT 99B

                        SEC GUIDE 3 FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA
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LOANS
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The following table sets forth the composition of Vista's loan portfolio as of the dates indicated:

                                                                      For The Years Ended December 31,
                                                   --------------------------------------------------------------------
                                                      1997           1996           1995           1994           1993
Amounts in Thousands
Commercial, financial, agricultural loans
  and lease financing                            $ 98,813        $ 78,250        $ 67,311        $ 54,870        $ 49,549
Real estate - construction loans                      614           1,043             807           1,509           1,310
Real estate - mortgage loans                      131,882         139,569         133,664         130,499         115,160
Consumer loans                                     86,180          80,702          62,500          50,143          39,599
                                                 --------        --------        --------        --------        --------
   Total loans                                   $317,489        $299,564        $264,282        $237,021        $205,618
                                                 ========        ========        ========        ========        ========

The following table presents the percentage distribution of loans by category as of the dates indicated:

                                                                      For The Years Ended December 31,
                                                   --------------------------------------------------------------------
                                                      1997           1996           1995           1994           1993

Commercial, financial, agricultural loans
   and lease financing                               31.13%         26.12%         25.46%         23.15%         24.10%
Real estate - construction loans                      0.19%          0.35%          0.31%          0.64%          0.64%
Real estate - mortgage loans                         41.54%         46.59%         50.58%         55.06%         56.00%
Consumer loans                                       27.14%         26.94%         23.65%         21.15%         19.26%
                                                    ------         ------         ------         ------         ------
     Total loans                                    100.00%        100.00%        100.00%        100.00%        100.00%
                                                    ======         ======         ======         ======         ======



The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 1997, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:


                                                                           December 31, 1997


                                                                     Maturing             Maturing
                                                     Maturing          after               after           Maturing
                                                      in one         one year           five years           after
                                                   year or less  through five years  through ten years    ten years         Total
                                                   ------------  ------------------  -----------------    ---------         -----
Amounts in Thousands
Types of loans:
     Commercial, financial, agricultural loans
       and lease financing                            $23,247        $11,449              $13,685           $50,432        $98,813
     Real estate - construction loans                     614           --                   --                --              614
                                                      -------        -------              -------           -------        -------
       Total                                          $23,861        $11,449              $13,685           $50,432        $99,427
                                                      =======        =======              =======           =======        =======


Amount of such loans with:
     Predetermined fixed rates                        $ 2,724        $ 6,998              $ 4,316           $   622        $14,660
     Floating or adjustable rates                      21,137          4,451                9,369            49,810         84,767
                                                      -------        -------              -------           -------        -------
       Total                                          $23,861        $11,449              $13,685           $50,432        $99,427
                                                      =======        =======              =======           =======        =======




SELECTED CONSOLIDATED FINANCIAL DATA
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NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
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The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:

                                                                        For The Years Ended December 31,
                                                         ---------------------------------------------------------

Amounts in Thousands                                        1997         1996       1995         1994       1993
                                                           ------      ------      ------      ------      ------
 Nonaccrual, Restructured and Past Due Loans:


  Nonaccrual loans (1)                                     $2,915      $3,177      $4,035      $3,454      $3,943
  Restructured loans on accrual status                        299         207         155         159         740
  Accrual loans past due 90 days or more                       78         224         356         172         636
                                                           ------      ------      ------      ------      ------
    Total nonaccrual, restructured and past due loans      $3,292      $3,608      $4,546      $3,785      $5,319
                                                           ======      ======      ======      ======      ======
 Other real estate                                         $1,359      $1,280      $  489      $  744      $  892
                                                           ======      ======      ======      ======      ======
 Interest income that would have been recorded
   under original terms                                    $  193      $   86      $  128      $  150      $  219
                                                           ======      ======      ======      ======      ======
Interest income recorded during the period (2)             $   62      $  153      $  167      $  314      $  163
                                                           ======      ======      ======      ======      ======




(1)  Includes nonaccrual restructured loans.

(2) 1994 includes a $206 thousand adjustment to recognize interest income that had been deferred on a nonperforming commercial loan.


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DEPOSITS
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The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                    For The Years Ended December 31,
                                                 ------------------------------------------------------------------------------
                                                         1997                        1996                          1995
                                                 -------------------         --------------------          --------------------
                                                 Average     Average         Average      Average          Average      Average
Amounts in Thousands (Except Percentages)        Balance       Rate          Balance        Rate           Balance       Rate
                                                 --------      ----          --------       ----          --------       ----
Noninterest-bearing demand                       $ 44,755      0.00%         $ 39,154       0.00%         $ 33,403       0.00%
Interest-bearing demand                            72,051      2.14%           68,306       2.26%           60,580       2.53%
Savings                                           118,591      3.21%          109,819       3.15%          101,858       3.04%
Time:
    Certificates less than $100,000               197,546      5.45%          171,565       5.37%          164,698       5.32%
    Certificates $100,000 and over                 36,839      5.61%           31,623       5.41%           20,023       5.71%
                                                 --------      ----          --------       ----          --------       ----
       Total deposits                            $469,782      3.87%         $420,467       3.79%         $380,562       3.82%
                                                 ========      ====          ========       ====          ========       ====

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BORROWED FUNDS

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                       For The Years Ended December 31,
                                                       ----------------------------------
Amounts in Thousands (Except Percentages)               1997          1996         1995
-----------------------------------------             --------      -------       -------

Balance at end of period                              $ 8,859       $16,643       $12,141
Weighted average interest rate at end of period          4.42%         4.64%         4.71%
Maximum amount outstanding
  at any month-end during the period                  $23,300       $16,643       $12,551
Average amount outstanding during the period          $14,407       $13,000       $ 9,613
Weighted average interest rate during the period         4.78%         4.51%         4.54%
                                                         ====          ====          ====

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SELECTED CONSOLIDATED FINANCIAL DATA
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ALLOWANCE FOR LOAN LOSSES

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                           For The Years Ended December 31,
                                                      ------------------------------------------------------------------------
Amounts in Thousands                                     1997            1996            1995            1994            1993
                                                      --------        --------        --------        --------        --------
Loans outstanding at end of period                    $317,489        $299,564        $264,282        $237,021        $205,618
                                                      ========        ========        ========        ========        ========
Average loans outstanding during the period           $312,696        $281,518        $251,062        $223,477        $191,268
                                                      ========        ========        ========        ========        ========
Allowance for loan losses:
    Balance, beginning of period                      $  3,903        $  3,932        $  3,947        $  3,697        $  3,558

    Loans charged off:
      Commercial, financial, agricultural loans
        and lease financing                                139             194              92              52             247
      Real estate - construction loans                    --              --              --              --              --
      Real estate - mortgage loans                         110              25              77             172             156
      Consumer loans                                       487             260              88             100              68
                                                      --------        --------        --------        --------        --------
        Total loans charged off                            736             479             257             324             471

Recoveries:
      Commercial, financial, agricultural loans
       and lease financing                                   1              32              20              38              34
      Real estate - construction loans                    --              --              --              --              --
      Real estate - mortgage loans                         109               5              14              32              14
      Consumer loans                                        41              33              18              24              20
                                                      --------        --------        --------        --------        --------
        Total recoveries                                   151              70              52              94              68
                                                      --------        --------        --------        --------        --------

        Net loans charged off                              585             409             205             230             403

      Provision for loan losses                            830             380             190             480             542
                                                      --------        --------        --------        --------        --------
      Balance, end of period                          $  4,148        $  3,903        $  3,932        $  3,947        $  3,697
                                                      ========        ========        ========        ========        ========
Net loans charged off during the period as
      a percent of average loans outstanding
      during the period                                   0.19%           0.15%           0.08%           0.10%           0.21%
                                                      ========        ========        ========        ========        ========

The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:

                                                                           For The Years Ended December 31,
                                                      ------------------------------------------------------------------------
Amounts in Thousands                                     1997            1996            1995            1994            1993
                                                      --------        --------        --------        --------        --------

Commercial, financial, agricultural loans
   and lease financing                                $  1,972        $  1,949        $  1,805        $  1,726        $  2,109
Real estate - construction loans                          --              --              --              --              --
Real estate - mortgage loans                               515             520             554             518             441
Consumer loans                                             706             664             434             330             250
Unallocated                                                955             770           1,139           1,373             897
                                                      --------        --------        --------        --------        --------
               Total allowance for loan losses        $  4,148        $  3,903        $  3,932        $  3,947        $  3,697
                                                      ========        ========        ========        ========        ========




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SELECTED CONSOLIDATED FINANCIAL DATA
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--------------------------------------------------------------------------------
SECURITIES AVAILABLE FOR SALE
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The following table presents the maturities considering expected prepayments and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:


                                                          For The Year Ended December 31, 1997
                            ------------------------------------------------------------------------------------------
                                                     After one but         After five but
                             Within one year       within five years       within ten years      After ten years
Amounts in Thousands        ----------------       -----------------      ------------------   -------------------
(Except Percentages)        Amount     Yield        Amount     Yield       Amount     Yield     Amount      Yield
                            ------     -----       -------     -----       ------     -----     ------      -----

U.S. Treasury                $3,014     6.22%      $14,647     6.19%      $    -          -    $      -      -
U.S. Government agencies
 and corporations             5,993     5.79%       12,635     6.22%      12,019      6.92%     102,273     6.84%
State and other political
 subdivisions                 4,197     6.02%        6,362     6.65%       5,029      6.86%       8,155     7.40%
Other                         4,343     6.66%        4,660     7.03%         511      7.80%         263     8.75%
                            -------     ----       -------     ----      -------      ----     --------     ----
Total securities            $17,547     6.13%      $38,304     6.38%     $17,559      6.93%    $110,691     6.88%
                            =======     ====       =======     ====      =======      ====     ========     ====


                                RESTUBBED TABLE

                               For The Year Ended December 31, 1997
                           ---------------------------------------------

                                   No maturity              Total
Amounts in Thousands           -----------------     --------------------
(Except Percentages)           Amount      Yield     Amount        Yield
                               ------      -----     ------        -----

U.S. Treasury                 $      -        -       $17,661       6.20%
U.S. Government agencies
 and corporations                    -        -       132,920       6.74%
State and other political
 subdivisions                        -        -        23,743       6.84%
Other                            3,645     6.27%       13,422       6.77%
                                ------     ----      --------       ----
Total securities                $3,645     6.27%     $187,746       6.70%
                                ======     ====      ========       ====


Note: At December 31, 1997, all securities were classified as available for sale.